Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Kori Doherty
AspenTech	ICR
+1 781-221-5273	+1 617-956-6730
david.grip@aspentech.com	kdoherty@icrinc.com

     Aspen Technology Announces Delisting From NASDAQ Effective February 19, 2008

Burlington, Mass. — February 14, 2008 — Aspen Technology, Inc. (AZPN) announced today that the Nasdaq Listing Qualifications Panel (the “Panel”) has determined to delist the Company’s securities and will suspend trading of the Company’s securities on the Nasdaq stock market effective at the opening of trading on February 19, 2008.

The Company may request that the Nasdaq Listing and Hearing Review Council review the decision of the Panel.  If the Listing Council determines to review this decision, it may affirm, modify, reverse, dismiss, or remand the decision to the Panel.  The Company is considering whether to make such a request.  However, such a request would not delay the Panel’s determination to delist the Company’s securities.

The Company anticipates that its common stock will be quoted on the Pink Sheet Electronic Quotation Service automatically and immediately after Nasdaq suspends trading. The Company expects that the trading symbol of its common stock will remain the same (AZPN or AZPN.PK). Information about the Pink Sheets can be found at its Internet website www.pinksheets.com.

Mark Fusco, Chief Executive Officer of the Company, said: “We are disappointed that the time it has taken for the review we initiated in connection with the restatement of our financial statements has resulted in the delisting of our common stock.  We believe AspenTech remains a financially strong company as evidenced by our  cash and cash equivalents of $131 million as of December 31, 2007, and we are committed to regaining compliance with our filing requirements and applying to list our common stock on a national exchange as soon as possible thereafter.”

The Company has previously issued several press releases and filed several reports with the SEC including reports on Form 8-K, and investors are encouraged to read these in their entirety for discussion of the delay in the Company’s filings.

About AspenTech

AspenTech is a leading provider of award-winning process optimization software and services. AspenTech’s integrated aspenONE™ solutions enable manufacturers to reduce costs, increase capacity, and optimize operational performance end-to-end throughout the engineering, plant operations, and supply chain management processes, resulting in millions of dollars in cost savings. For more information, visit www.aspentech.com.

© 2008 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved.  All other trademarks are property of their respective owners.

Forward Looking Statements

This press release may contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s plan to improve operational performance may not be implemented effectively; AspenTech has identified material weaknesses in its internal controls with respect to software license revenue recognition and other matters, that, if not remedied effectively, could result in material misstatements; risks around securities litigation and investigations; AspenTech’s lengthy sales cycle makes it difficult to predict quarterly operating results; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; the possibility of new accounting standards or the interpretation of existing accounting standards affecting our financial results; AspenTech’s ability to raise additional capital as required; intense competition; AspenTech’s need to develop and market products successfully; reliance on relationships with strategic partners; challenges associated with international operations; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

The trading of AspenTech’s common stock over the counter may negatively impact the trading price of the common stock and the levels of liquidity available to stockholders. In addition, the trading of AspenTech’s common stock over the counter would materially adversely affect AspenTech’s access to the capital markets and ability to raise capital through alternative financing sources on terms acceptable to AspenTech or at all. Securities that trade over the counter are no longer eligible for margin loans, and a company trading over the counter cannot avail itself of Federal preemption of state securities or “blue sky” laws, which adds substantial compliance costs to securities issuances, including pursuant to employee option plans, stock purchase plans and private or public offerings of securities. AspenTech’s delisting from The Nasdaq Stock Market may also have other negative implications, including the potential loss of confidence by suppliers, customers and employees, and the loss of institutional investor interest in AspenTech.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.